UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operations Officer and Appointment of New Chief Operating Officer

Effective August 3, 2026, Patrick Merrin ceased to serve as Chief Operations Officer of Compass Minerals International, Inc. (the “Company”), and the Company appointed Brandon Risner as its new Chief Operating Officer.

Mr. Risner, age 51, joined the Company in December 2020 and has over 25 years of experience in mining. Mr. Risner had served as the Company’s Vice President of Operations, Ogden and C&I since August 2024. Prior to that, he served as the Company’s Vice President of Operations, C&I and Tech Services from April 2023 to August 2024 and Vice President of Operations, C&I from December 2020 to April 2023. Earlier in his career he held positions of increasing responsibility at Peabody Energy, a coal mining company. Mr. Risner earned his Master of Business Administration from Washington University in St. Louis - Olin Business School and his Bachelor of Science in mining engineering from Missouri University of Science and Technology.

The Company entered into a letter agreement, signed August 3, 2026, with Mr. Risner (the “Offer Letter”), establishing his compensation as Chief Operating Officer. Pursuant to the Offer Letter, Mr. Risner’s base salary will be $450,000 per year. Mr. Risner’s annual targeted cash bonus under the Company’s Management Annual Incentive Program will be 70% of his annual base salary, with any bonus payments dependent on the Company’s pre-established performance goals. Mr. Risner will also be eligible to receive equity awards as part of the Company’s Long-Term Incentive Program, with an annual target equity award value of $600,000. Mr. Risner will also be designated as an eligible executive under the Company’s Executive Severance Plan. The Offer Letter provides that Mr. Risner’s employment with the Company is at will.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 10.1 and incorporated by reference herein.

Mr. Risner does not have any family relationships with any director or executive officer of the Company, and there is no arrangement or understanding between Mr. Risner and any other person pursuant to which Mr. Risner was appointed as Chief Operating Officer. Furthermore, there are no transactions between Mr. Risner (or any member of his immediate family) and the Company (or any of its subsidiaries) that would be required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing Mr. Risner’s appointment on August 5, 2026. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
10.1	Offer Letter, signed August 3, 2026, between Compass Minerals International Inc. and Brandon Risner.
99.1	Press Release, dated August 5, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: August 5, 2026	By:	/s/ Peter Fjellman
Name: Peter Fjellman
Title: Chief Financial Officer